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                                                                       Exhibit 3
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                        AMENDMENT TO REGISTRANT'S BY-LAWS
                          ADOPTED BY BOARD OF DIRECTORS
                                ON MARCH 13, 2001
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                       RESOLVED  that Article II,  Section 2
                    of the By-laws of the  Corporation,  as
                    amended,  is hereby  further  amended,
                    effective May 16, 2001, by changing the word "twelve" appearing therein to "ten."






















                                    Exhibit 3